            As filed with the Securities and Exchange Commission on May 14, 1999
                                                 Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ________________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     under
                           THE SECURITIES ACT OF 1933
                                ________________

                       FLYCAST COMMUNICATIONS CORPORATION
             (Exact name of Registrant as specified in its charter)

              Delaware                                  77-0431028
      (State of incorporation)              (I.R.S. Employer Identification No.)

                               181 Fremont Street
                        San Francisco, California  94105
                    (Address of principal executive offices)
                            _______________________

                       1999 Employee Stock Purchase Plan
                       1999 Directors' Stock Option Plan
                           (Full title of the Plans)
                            _______________________

           George R. Garrick, Chairman of the Board, Chief Executive
                             Officer and President
                       FLYCAST COMMUNICATIONS CORPORATION
                               181 Fremont Street
                        San Francisco, California  94105
                                 (415) 977-1000

(Name, address and telephone number, including area code, of agent for service)
                            _______________________
                                    Copy to:

                                Jeffrey Y. Suto
                               Venture Law Group
                           A Professional Corporation
                              2800 Sand Hill Road
                          Menlo Park, California 94025
                                 (650) 854-4488

                               Page 1 of 9 Pages
                           Exhibit Index on Page 7
              (Calculation of Registration Fee on following page)

---------------------------------------------------------------------------------------------------
                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------
                                                          Proposed
                                                           Maximum        Proposed
                                       Maximum Amount     Offering        Maximum       Amount of
                                           to be          Price Per      Aggregate     Registration
Title of Securities to be Registered   Registered(1)        Share      Offering Price      Fee
---------------------------------------------------------------------------------------------------
1999 Employee Stock Purchase Plan
  Common Stock,
  $0.001 par value..................    350,000 Shares     $22.31(2)    $ 7,808,500.00    $2,171

1999 Directors' Stock Option Plan
  Common Stock,
  $0.001 par value..................    200,000 Shares     $26.25(3)    $ 5,250,000       $1,460

          TOTAL                         550,000 Shares                  $13,058,500       $3,631
          -----

_______________________
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under any of the Plans being registered pursuant to this Registration Statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933 (the "Securities Act") solely for the purpose of calculating the registration fee. The computation is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 12, 1999, multiplied by 85%, which is the percentage of the trading purchase price applicable to purchases under the referenced plan.

(3) Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The computation with respect to unissued options is based upon the average high and low sale prices of the Common Stock as reported on the Nasdaq National Market on May 12, 1999.



                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

     The following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference:
      ----------

     (a) The Registrant's Prospectus filed on May 5, 1999 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

     (b)  Not Applicable.

     (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under
Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act") on March
                                                        ------------
1, 1999, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 4.   Description of Securities.  Not applicable.
          -------------------------

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          As of the date of this Registration Statement, a director of Venture Law Group own 7,718 shares of the Company's Common Stock and an investment partnership associated with Venture Law Group own 11,278 shares of the Company's Common Stock.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

       Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

       The Company's Restated Certificate of Incorporation limits the liability of directors to the full extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The Company's Bylaws provide that the Company shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Company believes that indemnification under its Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

       The Company intends to enter into agreements which indemnify its directors and executive officers. These agreements, among other things, indemnify the Company's directors and officers for certain expenses (including attorneys' fees), judgments, fines and settlement amounts incurred by such persons in any action or proceeding, including any action by or in the right of the Company, arising out of such person's services as a director or officer of the Company, any subsidiary of the Company or any other company or enterprise to which the person provides services at the request of the Company. The Company believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

          At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of the Company where indemnification will be required or permitted. The Company is not aware of any threatened litigation or proceeding that might result in a claim for such indemnification.

Item 7.       Exemption from Registration Claimed.  Not applicable.
              ------------------------------------

Item 8.       Exhibits.
              --------

               Exhibit
               Number
               ------
               5.1   Opinion of Venture Law Group, a Professional Corporation.

               23.1 Consent of Venture Law Group, a Professional Corporation (included in Exhibit 5.1).

               23.2  Independent Auditors' Consent (see p. 9).

               24.1  Powers of Attorney (see p. 6).


Item 9.       Undertakings.
              ------------

          The undersigned Registrant hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as the indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the question has already been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            [Signature Pages Follow]

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Flycast Communications Corporation, a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 13, 1999.

                                 Flycast Communications Corporation


                                 By:  /s/ George R. Garrick
                                     ------------------------------
                                       George R. Garrick
                                       Chairman of the Board, Chief Executive
                                       Officer and President

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints George R. Garrick and Ralph J. Harms, jointly and severally, his or her attorneys-in-fact and agents, each with the power of substitution and resubstitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as he or she might or could do in person, and ratifying and confirming all that the attorney-in-facts and agents, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                 Date
              ---------                                   -----                                 ----
/s/ George R. Garrick                  Chairman of the Board, Chief Executive               May 13, 1999
-------------------------------------  Officer and President (Principal Executive
George R. Garrick                      Officer)

/s/ Ralph J. Harms                     Chief Financial Officer and Assistant                May 13, 1999
-------------------------------------  Secretary (Principal Financial and
Ralph J. Harms                         Accounting Officer)

/s/ David J. Cowan                     Director                                             May 13, 1999
-------------------------------------
David J. Cowan

/s/ Ted R. Dintersmith                 Director                                             May 13, 1999
-------------------------------------
Ted R. Dintersmith

/s/ Howard Draft                       Director                                             May 13, 1999
-------------------------------------
Howard Draft

/s/ Michael D. Solomon                 Director                                             May 13, 1999
-------------------------------------
Michael D. Solomon

                               INDEX TO EXHIBITS


  Exhibit                                                                                              Page
  Number                                                                                               No.
  ------                                                                                               -----
   5.1   Opinion of Venture Law Group, a Professional Corporation                                       8
                                                                                                      ------
   23.1  Consent of Venture Law Group, a Professional Corporation                                       8
             (included in Exhibit 5.1).                                                               ------

   23.2  Independent Auditors' Consent (see p. 9).                                                      9
                                                                                                      ------
   24.1  Powers of Attorney (see p. 6).                                                                 6
                                                                                                      ------